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                                                                    Exhibit 99.1


                                CERTIFICATION OF
                           PRINCIPAL EXECUTIVE OFFICER
                 OF GROUP 1 AUTOMOTIVE, INC. 401(K) SAVINGS PLAN
                       PURSUANT TO 18 U.S.C. Section 1350


In connection with the accompanying report on Form 11-K for the fiscal year ended December 31, 2002, and filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, B.B. Hollingsworth, Jr., Chief Executive Officer of Group 1 Automotive, Inc. and the principal executive officer of the Group 1 Automotive, Inc. 401(k) Savings Plan (the "Plan"), hereby certify that:

    1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan




                                            /s/ B.B. Hollingsworth, Jr.
                                            ------------------------------------
                                            B.B. Hollingsworth, Jr.
                                            July 22, 2003



       A signed original of this written statement required by Section 906 has been provided to Group 1 Automotive, Inc. and will be retained by Group 1 Automotive, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.